Exhibit 99.1

NEWS MEDIA CONTACT:
Sears Holdings Public Relations
(847) 286-8371

                         FOR IMMEDIATE RELEASE:
August 20, 2015

SEARS HOLDINGS REPORTS SECOND QUARTER 2015 RESULTS

HOFFMAN ESTATES, Ill. - Sears Holdings Corporation ("Holdings," "we," "us," "our," or the "Company")(NASDAQ: SHLD) today announced financial results for its second quarter ended August 1, 2015, which are in line with the guidance the Company provided on August 3, 2015. As a supplement to this announcement, a presentation, pre-recorded conference and audio webcast are available at our website http://searsholdings.com/invest.
In summary, we reported:

•
Domestic Adjusted EBITDA of $(200) million, excluding Seritage Growth Properties and joint venture rent, in the second quarter of 2015 compared to $(298) million in the prior year second quarter, which is the fourth consecutive quarter of improved EBITDA performance on a year-over-year basis;

•
Net income attributable to Holdings' shareholders of $208 million ($1.84 earnings per diluted share) for the second quarter of 2015 compared to a net loss of $573 million ($5.39 loss per diluted share) for the prior year second quarter. Adjusted for significant items, we would have reported a net loss of $256 million ($2.40 loss per diluted share) for the quarter compared to a net loss of $293 million ($2.76 loss per diluted share) in the prior year quarter;

•	Sales to Shop Your Way® members in Sears Full-line and Kmart stores were 74% of eligible sales for the second quarter;

•
Kmart and Sears Domestic comparable store sales declined 7.3% and 14.0%, respectively, in the second quarter of 2015 driven in part by highly targeted promotional and marketing spend to better align with member needs, and a shift away from low margin categories, such as consumer electronics;

•	Kmart's gross margin rate for the second quarter improved 80 basis points over the prior year second quarter, while Sears Domestic's gross margin rate improved 210 basis points;

•
The completion on July 7, 2015 of the Company's rights offering and sale-leaseback transaction with Seritage Growth Properties, a recently formed, independent publicly traded real estate investment trust ("REIT") and received aggregate gross proceeds from the transaction of $2.7 billion;

•
The completion on July 21, 2015 of an amendment and extension of our $3.275 billion domestic credit facility with approximately $2.0 billion maturing in 2020 and the remaining approximately $1.3 billion of the existing credit facility in place until April of 2016;

•
The Company continues to demonstrate that it has the financial flexibility to fund its transformation and meet its obligations. As of August 1, 2015, the Company had $1.8 billion in cash, no revolver borrowings and $657 million of letters of credit outstanding. Availability under the Credit Agreement was approximately $1.2 billion; and

•	Approximately $936 million principal amount of notes were validly tendered as part of our recent cash tender offer (the "Offer") for our 6 5/8% Senior Secured Notes due 2018 (the "Notes").

Edward S. Lampert, Holdings' Chairman and Chief Executive Officer, said, "The second quarter marked our fourth consecutive quarter of improved results. During the quarter we completed many of the objectives we laid out to transform Holdings from a traditional, store-network based retail business model to a more asset-light, member-centric integrated retailer leveraging our Shop Your Way platform. The successful completion of these actions has positioned Sears Holdings for long-term success and is consistent with our strategy to focus on our best stores, reward our best members and pursue our best categories as part of our transformation. As our results over the last four consecutive quarters demonstrate, we are successfully enhancing our margin rates and improving EBITDA performance as we become more efficient with our promotional programs and the use of Shop Your Way to replace more traditional forms of marketing with more targeted and personalized digital interactions with our members."
Rob Schriesheim, Holdings' Chief Financial Officer, said, "In the second quarter of 2015, the Company completed its rights offering and sale-leaseback transaction with Seritage Growth Properties and received aggregate gross proceeds from the transaction of $2.7 billion. In addition, we completed an amendment and extension of the Company's existing asset-based credit facility. With the successful completion of the amendment and extension of the domestic credit facility and the Seritage transaction, we have substantially enhanced our financial flexibility and achieved our objective of reducing our reliance on inventory as a source of financing. We are pleased with the outcome of the Offer, which was in line with our expectations and helped mitigate our annualized cash interest expense. We intend to continue taking significant actions to alter our capital structure, as circumstances allow, to position Sears Holdings for success and profitability, which could include further reductions in debt or changes in the composition of our debt."
Financial Results
We had Domestic Adjusted EBITDA of $(200) million, excluding Seritage Growth Properties and joint venture rent, in the second quarter of 2015 compared to $(298) million in the prior year second quarter. The terms of our leases with Seritage and the joint venture partners provide us with the ability to accelerate the transformation of our physical stores. We expect that our cash rent obligations will decrease significantly as space in these stores is recaptured.
Revenues decreased approximately $1.8 billion to $6.2 billion for the quarter ended August 1, 2015, as compared to revenues of $8.0 billion for the quarter ended August 2, 2014, with a significant portion of the decline related to actions taken by the Company in 2014 to streamline our operations and focus on our transformation into a member-centric retailer. The decrease in revenue included a decrease of $780 million associated with Sears Canada, which was de-consolidated in October 2014, and $386 million as a result of fewer Kmart and Sears Full-line stores. In addition, comparable store sales declined 10.8% during the quarter, comprised of decreases of 7.3% and 14.0% at Kmart and Sears Domestic, respectively, which accounted for $584 million of the revenue decline.
At Kmart, comparable store sales increased in the home appliances and toys categories, but were offset by declines in consumer electronics, grocery & household, apparel and drugstore. Excluding the impact of the consumer electronics business, which is a business we continue to alter to meet our members' needs, Kmart comparable store sales would have decreased 5.4%. Sears Domestic was also negatively impacted by the consumer electronics business. Excluding the impact of consumer electronics, Sears Domestic comparable store sales would have decreased 12.5%, primarily driven by decreases in home appliances, apparel, lawn & garden and Sears Auto Centers, which were partially offset by an increase in the mattresses category.
During the quarter, gross margin decreased $307 million, as the above noted decline in sales was partially offset by an improvement in gross margin rate. Gross margin for the second quarter of 2015 included one-time vendor credits of $33 million, as well as a credit of $7 million related to the amortization of the deferred gain on sale of assets associated with the Seritage transaction, while the second quarter of 2014 also included gross margin of $184 million from Sears Canada. Gross margin for the quarter also included charges of $5 million and $10 million in 2015 and 2014, respectively, related to store closures.
Kmart's gross margin rate for the second quarter improved 80 basis points, with increases experienced in several categories, particularly grocery & household and electronics. Sears Domestic's gross margin rate improved 210 basis points for the quarter. Excluding the impact of significant items recorded in gross margin during the quarter, which aggregated to a benefit of $38 million in 2015, Sears Domestic's gross margin rate improved 110 basis points, with the most notable increases experienced in the apparel and tools categories. The improvement in gross margin rate in both formats was primarily driven by less clearance markdowns and promotional activity. In addition, as a result of the Seritage and JV transactions, the second quarter of 2015 includes additional rent expense of approximately $26 million.
Selling and administrative expenses decreased $424 million in the second quarter of 2015 compared to the prior year quarter. Excluding significant items noted in our Adjusted Earnings Per Share tables, domestic selling and administrative expenses declined $240 million primarily due to decreases in payroll and advertising expenses.
During the quarter, the Company realized a significant tax benefit on the deferred taxes related to indefinite-life assets associated with the properties sold in the transaction with Seritage. As such, our effective tax rate for the second quarter of 2015 was a benefit of 1,700.0%, compared to an expense of 5.8% in the prior year quarter. In addition, the application of the requirements for accounting for income taxes in interim periods, after consideration of our valuation allowance, causes a significant variation in the typical relationship between income tax expense and pretax income.
The total gain on the sale-leaseback transaction with Seritage Growth Properties was approximately $1.4 billion, of which approximately $508 million was recognized during the second quarter of 2015 and the balance of approximately $894 million was deferred and will be recognized in proportion to the related rent expense over the lease term.
The Company reported net income of $208 million for the second quarter of 2015 compared to a net loss of $573 million for the prior year period. Net income for the second quarter of 2015 and net loss for the second quarter of 2014 included significant items, which aggregated to income of $464 million and expense of $280 million, respectively. Adjusting for these significant items, we would have reported a net loss of $256 million and $293 million in the second quarter of 2015 and 2014, respectively.
Financial Position
The Company's cash balances were $1.8 billion at August 1, 2015 compared with $250 million at January 31, 2015.
Domestic merchandise inventories at August 1, 2015 were $5.0 billion, compared to $5.8 billion at August 2, 2014, with the decline being driven by improved productivity and store closures.
Since the first quarter of 2012, we have reduced our net inventory investment by approximately $2.2 billion. By reducing our inventory investment and our payables, we have decreased the level of vendor support needed to run our business, de-risking our business model in a way that benefits both us and our vendor partners.
Short-term borrowings totaled $6 million at the end of the second quarter of 2015 consisting of commercial paper outstanding, as compared to $615 million at January 31, 2015, consisting of $213 million outstanding on our domestic credit facility, a $400 million secured short-term loan and $2 million of commercial paper outstanding.
At August 1, 2015, the amount available to borrow under our credit facility was approximately $1.2 billion, which reflects the effect of our springing fixed charge coverage ratio covenant and the borrowing base limitation in our revolving credit facility.
Total long-term debt (long-term debt and capital lease obligations) was $3.1 billion and $3.2 billion at August 1, 2015 and January 31, 2015, respectively.
As of the "Early Tender Date" of August 17, 2015, approximately $936 million principal amount of the Notes were validly tendered and not validly withdrawn in the Offer. Pursuant to the terms of the Offer, holders of Notes may tender additional Notes at or prior to 11:59 p.m., New York City time, on August 28, 2015, unless the Offer is earlier terminated or extended by the Company in its sole discretion. As such, the unused balance of our debt repurchase authorization is $74 million at August 20, 2015. As a result of the Notes received as of the Early Tender Date, we have mitigated our annualized cash interest expense by approximately $62 million. The Company may consider repurchasing other outstanding debt securities in order to further mitigate our interest expense.
Adjusted EBITDA
In addition to our net income (loss) from continuing operations attributable to Sears Holdings' shareholders determined in accordance with Generally Accepted Accounting Principles ("GAAP"), for purposes of evaluating operating performance, we use Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted

EBITDA"), Domestic Adjusted EBITDA, Domestic Adjusted EBITDA excluding Seritage/JV rent and Adjusted Earnings Per Share. The tables attached to this press release provide a reconciliation of GAAP to as adjusted amounts. We believe that our use of Adjusted EBITDA, Domestic Adjusted EBITDA, Domestic Adjusted EBITDA excluding Seritage/JV rent and Adjusted EPS provides an appropriate measure for investors to use in assessing our performance across periods, given that these measures provide adjustments for certain significant items which may vary significantly from period to period, improving the comparability of year-to-year results and is therefore representative of our ongoing performance. Therefore, we have adjusted our results for them to make our statements more useful and comparable. However, we do not, and do not recommend that you, solely use Adjusted EBITDA, Domestic Adjusted EBITDA, Domestic Adjusted EBITDA excluding Seritage/JV rent or Adjusted EPS to assess our financial and earnings performance. We also use, and recommend that you use, diluted earnings per share in addition to Adjusted EPS in assessing our earnings performance.
Forward-Looking Statements
Results are unaudited. This press release contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about our transformation through our integrated retail strategy, our plans to redeploy and reconfigure our assets, our liquidity, our ability to exercise financial flexibility as we meet our obligations and pursue possible strategic transactions and other statements that describe the Company’s plans. Whenever used, words such as “will,” “expect,” and other terms of similar meaning are intended to identify such forward-looking statements.  Forward-looking statements, including these, are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties, many of which are beyond the Company’s control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These include, but are not limited to, risks and uncertainties relating to the domestic credit facility transaction and the Seritage transaction, such as the impact of the evaluation and/or completion of any such transaction on our other businesses, and risks and uncertainties relating to the Offer, such as the timing and certainty of the completion of that transaction and the operational and financial profile of the Company or any of its businesses after giving effect to it. There can be no assurance that any of these efforts will be successful. Detailed descriptions of other risks, uncertainties and factors relating to Sears Holdings are discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.
About Sears Holdings Corporation
Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart, as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

Sears Holdings Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

Amounts are Preliminary and Subject to Change
	13 Weeks Ended		26 Weeks Ended
millions, except per share data	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
REVENUES
Merchandise sales and services	$6,211	$8,013	$12,093	$15,892
COSTS AND EXPENSES
Cost of sales, buying and occupancy	4,776	6,271	9,140	12,322
Gross margin dollars	1,435	1,742	2,953	3,570
Gross margin rate	23.1%	21.7%	24.4%	22.5%
Selling and administrative	1,694	2,118	3,375	4,207
Selling and administrative expense as a percentage of total revenues	27.3%	26.4%	27.9%	26.5%
Depreciation and amortization	114	152	236	307
Impairment charges	54	20	54	25
Gain on sales of assets	(526)	(34)	(633)	(80)
Total costs and expenses	6,112	8,527	12,172	16,781
Operating income (loss)	99	(514)	(79)	(889)
Interest expense	(85)	(72)	(175)	(143)
Interest and investment income (loss)	(26)	32	(44)	36
Other income (loss)	(1)	5	—	2
Loss before income taxes	(13)	(549)	(298)	(994)
Income tax (expense) benefit	221	(32)	203	(29)
Net income (loss)	208	(581)	(95)	(1,023)
Loss attributable to noncontrolling interests	—	8	—	48
NET INCOME (LOSS) ATTRIBUTABLE TO HOLDINGS' SHAREHOLDERS	$208	$(573)	$(95)	$(975)
NET INCOME (LOSS) PER COMMON SHARE ATTRIBUTABLE TO HOLDINGS' SHAREHOLDERS
Basic earnings (loss) per share	$1.95	$(5.39)	$(0.89)	$(9.17)
Diluted earnings (loss) per share	$1.84	$(5.39)	$(0.89)	$(9.17)
Basic weighted average common shares outstanding	106.5	106.3	106.5	106.3
Diluted weighted average common shares outstanding	113.3	106.3	106.5	106.3

Sears Holdings Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

Amounts are Preliminary and Subject to Change

millions	August 1, 2015	August 2, 2014	January 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$1,819	$829	$250
Restricted cash	—	10	—
Accounts receivable	460	516	429
Merchandise inventories	5,028	6,383	4,943
Prepaid expenses and other current assets	270	419	241
Total current assets	7,577	8,157	5,863
Property and equipment, net	2,732	5,091	4,449
Goodwill	269	269	269
Trade names and other intangible assets	2,091	2,302	2,097
Other assets	517	619	531
TOTAL ASSETS	$13,186	$16,438	$13,209
LIABILITIES
Current liabilities
Short-term borrowings	$6	$1,404	$615
Current portion of long-term debt and capitalized lease obligations	70	85	75
Merchandise payables	1,704	2,506	1,621
Other current liabilities	2,068	2,374	2,087
Unearned revenues	802	889	818
Other taxes	363	436	380
Short-term deferred tax liabilities	472	484	480
Total current liabilities	5,485	8,178	6,076
Long-term debt and capitalized lease obligations	3,068	2,815	3,110
Pension and postretirement benefits	2,258	1,721	2,404
Deferred gain on sale-leaseback	798	—	—
Sale-leaseback financing obligation	164	—	—
Other long-term liabilities	1,830	2,007	1,849
Long-term deferred tax liabilities	489	798	715
Total Liabilities	14,092	15,519	14,154
EQUITY (DEFICIT)
Total Equity (Deficit)	(906)	919	(945)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$13,186	$16,438	$13,209

Total common shares outstanding	106.6	106.5	106.5

Sears Holdings Corporation
Segment Results
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended August 1, 2015
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Merchandise sales and services	$2,459	$3,752	$6,211

Cost of sales, buying and occupancy	1,950	2,826	4,776
Gross margin dollars	509	926	1,435
Gross margin rate	20.7%	24.7%	23.1%

Selling and administrative	594	1,100	1,694
Selling and administrative expense as a percentage of total revenues	24.2%	29.3%	27.3%
Depreciation and amortization	19	95	114
Impairment charges	2	52	54
Gain on sales of assets	(143)	(383)	(526)
Total costs and expenses	2,422	3,690	6,112
Operating income	$37	$62	$99

Number of:
Kmart Stores	963	—	963
Full-Line Stores	—	711	711
Specialty Stores	—	28	28
Total Stores	963	739	1,702

	13 Weeks Ended August 2, 2014
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$2,923	$4,310	$780	$8,013

Cost of sales, buying and occupancy	2,341	3,334	596	6,271
Gross margin dollars	582	976	184	1,742
Gross margin rate	19.9%	22.6%	23.6%	21.7%

Selling and administrative	729	1,184	205	2,118
Selling and administrative expense as a percentage of total revenues	24.9%	27.5%	26.3%	26.4%
Depreciation and amortization	24	110	18	152
Impairment charges	2	3	15	20
Gain on sales of assets	(31)	(3)	—	(34)
Total costs and expenses	3,065	4,628	834	8,527
Operating loss	$(142)	$(318)	$(54)	$(514)

Number of:
Kmart Stores	1,077	—	—	1,077
Full-Line Stores	—	757	113	870
Specialty Stores	—	36	319	355
Total Stores	1,077	793	432	2,302

Sears Holdings Corporation
Segment Results
(Unaudited)

Amounts are Preliminary and Subject to Change

	26 Weeks Ended August 1, 2015
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Merchandise sales and services	$4,815	$7,278	$12,093

Cost of sales, buying and occupancy	3,788	5,352	9,140
Gross margin dollars	1,027	1,926	2,953
Gross margin rate	21.3%	26.5%	24.4%

Selling and administrative	1,217	2,158	3,375
Selling and administrative expense as a percentage of total revenues	25.3%	29.7%	27.9%
Depreciation and amortization	39	197	236
Impairment charges	2	52	54
Gain on sales of assets	(161)	(472)	(633)
Total costs and expenses	4,885	7,287	12,172
Operating loss	$(70)	$(9)	$(79)

Number of:
Kmart Stores	963	—	963
Full-Line Stores	—	711	711
Specialty Stores	—	28	28
Total Stores	963	739	1,702

	26 Weeks Ended August 2, 2014
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$5,820	$8,595	$1,477	$15,892

Cost of sales, buying and occupancy	4,643	6,550	1,129	12,322
Gross margin dollars	1,177	2,045	348	3,570
Gross margin rate	20.2%	23.8%	23.6%	22.5%

Selling and administrative	1,420	2,356	431	4,207
Selling and administrative expense as a percentage of total revenues	24.4%	27.4%	29.2%	26.5%
Depreciation and amortization	47	224	36	307
Impairment charges	2	8	15	25
(Gain) loss on sales of assets	(52)	(29)	1	(80)
Total costs and expenses	6,060	9,109	1,612	16,781
Operating loss	$(240)	$(514)	$(135)	$(889)

Number of:
Kmart Stores	1,077	—	—	1,077
Full-Line Stores	—	757	113	870
Specialty Stores	—	36	319	355
Total Stores	1,077	793	432	2,302

Sears Holdings Corporation
Adjusted EBITDA
(Unaudited)

Amounts are Preliminary and Subject to Change
	13 Weeks Ended		26 Weeks Ended
millions	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net income (loss) attributable to Holdings per statement of operations	$208	$(573)	$(95)	$(975)
Loss attributable to noncontrolling interests	—	(8)	—	(48)
Income tax expense (benefit)	(221)	32	(203)	29
Interest expense	85	72	175	143
Interest and investment (income) loss	26	(32)	44	(36)
Other (income) loss	1	(5)	—	(2)
Operating income (loss)	99	(514)	(79)	(889)
Depreciation and amortization	114	152	236	307
Gain on sales of assets	(526)	(34)	(633)	(80)
Before excluded items	(313)	(396)	(476)	(662)

Closed store reserve and severance	(2)	40	37	68
Domestic pension expense	57	23	114	45
Other(1)	(15)	—	(89)	—
Amortization of deferred Seritage gain	(7)	—	(7)	—
Impairment charges	54	20	54	25
Adjusted EBITDA	(226)	(313)	(367)	(524)

Lands' End separation	—	—	—	(10)
Adjusted EBITDA as defined(2)	$(226)	$(313)	$(367)	$(534)

Sears Canada segment	—	15	—	58
Domestic Adjusted EBITDA as defined(2)	$(226)	$(298)	$(367)	$(476)

Seritage/JV rent	26	—	26	—
Domestic Adjusted EBITDA as defined(2) excluding Seritage/JV rent	$(200)	$(298)	$(341)	$(476)
(1) Consists of one-time credits from vendors, expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.
(2) Adjusted to reflect the results of the Lands' End business that were included in our results of operations prior to the separation.

Sears Holdings Corporation
Adjusted EBITDA
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended
	August 1, 2015			August 2, 2014
millions	Kmart	Sears Domestic	Sears Holdings	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Operating income (loss) per statement of operations	$37	$62	$99	$(142)	$(318)	$(54)	$(514)
Depreciation and amortization	19	95	114	24	110	18	152
Gain on sales of assets	(143)	(383)	(526)	(31)	(3)	—	(34)
Before excluded items	(87)	(226)	(313)	(149)	(211)	(36)	(396)

Closed store reserve and severance	5	(7)	(2)	27	7	6	40
Domestic pension expense	—	57	57	—	23	—	23
Other(1)	—	(15)	(15)	—	—	—	—
Amortization of deferred Seritage gain	(1)	(6)	(7)	—	—	—	—
Impairment charges	2	52	54	2	3	15	20
Adjusted EBITDA	(81)	(145)	(226)	(120)	(178)	(15)	(313)
% to revenues	(3.3)%	(3.9)%	(3.6)%	(4.1)%	(4.1)%	(1.9)%	(3.9)%

	26 Weeks Ended
	August 1, 2015			August 2, 2014
millions	Kmart	Sears Domestic	Sears Holdings	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Operating loss per statement of operations	$(70)	$(9)	$(79)	$(240)	$(514)	$(135)	$(889)
Depreciation and amortization	39	197	236	47	224	36	307
(Gain) loss on sales of assets	(161)	(472)	(633)	(52)	(29)	1	(80)
Before excluded items	(192)	(284)	(476)	(245)	(319)	(98)	(662)

Closed store reserve and severance	41	(4)	37	36	7	25	68
Domestic pension expense	—	114	114	—	45	—	45
Other(1)	8	(97)	(89)	—	—	—	—
Amortization of deferred Seritage gain	(1)	(6)	(7)	—	—	—	—
Impairment charges	2	52	54	2	8	15	25
Adjusted EBITDA	(142)	(225)	(367)	(207)	(259)	(58)	(524)

Lands' End separation	—	—	—	—	(10)	—	(10)
Adjusted EBITDA as defined(2)	$(142)	$(225)	$(367)	$(207)	$(269)	$(58)	$(534)
% to revenues(3)	(2.9)%	(3.1)%	(3.0)%	(3.6)%	(3.2)%	(3.9)%	(3.4)%

(1) Consists of one-time credits from vendors, expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.
(2) Adjusted to reflect the results of the Lands' End business that were included in our results of operations prior to the separation.
(3) Excludes revenues of the Lands' End business that were included in our results of operations prior to the separation.

Sears Holdings Corporation
Adjusted Earnings per Share
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended August 1, 2015
		Adjustments
millions, except per share data	GAAP	Domestic Pension Expense	Domestic Closed Store Reserve, Store Impairments and Severance	Domestic Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Domestic Tax Matters	As Adjusted
Gross margin impact	$1,435	$—	$5	$—	$—	$(7)	$(33)	$—	$1,400
Selling and administrative impact	1,694	(57)	7	—	—	—	(18)	—	1,626
Depreciation and amortization impact	114	—	(2)	—	—	—	—	—	112
Impairment charges impact	54	—	(54)	—	—	—	—	—	—
Gain on sales of assets impact	(526)	—	—	508	—	—	—	—	(18)
Operating income impact	99	57	54	(508)	—	(7)	(15)	—	(320)
Interest and investment loss impact	(26)	—	—	—	23	—	—	—	(3)
Income tax benefit impact	221	(21)	(20)	190	(9)	2	6	(216)	153
After tax and noncontrolling interests impact	208	36	34	(318)	14	(5)	(9)	(216)	(256)
Diluted earnings per share impact	$1.84	$0.32	$0.30	$(2.81)	$0.12	$(0.04)	$(0.08)	$(1.91)	$(2.40)

	13 Weeks Ended August 2, 2014
		Adjustments
millions, except per share data	GAAP	Domestic Pension Expense	Domestic Closed Store Reserve, Store Impairments and Severance	Domestic Gain on Sales of Assets	Domestic Tax Matters	Sears Canada Segment	As Adjusted(2)
Gross margin impact	$1,742	$—	$10	$—	$—	$(184)	$1,568
Selling and administrative impact	2,118	(23)	(24)	—	—	(205)	1,866
Depreciation and amortization impact	152	—	(1)	—	—	(18)	133
Impairment charges impact	20	—	(5)	—	—	(15)	—
Gain on sales of assets impact	(34)	—	—	10	—	—	(24)
Operating loss impact	(514)	23	40	(10)	—	54	(407)
Interest expense impact	(72)	—	—	—	—	2	(70)
Interest and investment income impact	32	—	—	—	—	(24)	8
Other income impact	5	—	—	—	—	(5)	—
Income tax expense impact	(32)	(9)	(15)	4	238	(10)	176
Loss attributable to noncontrolling interests impact	8	—	—	—	—	(8)	—
After tax and noncontrolling interests impact	(573)	14	25	(6)	238	9	(293)
Diluted loss per share impact	$(5.39)	$0.13	$0.24	$(0.06)	$2.24	$0.08	$(2.76)

(1) Consists of one-time credits from vendors and transaction costs associated with strategic initiatives.
(2) Adjusted to reflect the results of the Sears Canada business that were included in our results prior to the disposition.

Sears Holdings Corporation
Adjusted Earnings per Share
(Unaudited)

Amounts are Preliminary and Subject to Change

	26 Weeks Ended August 1, 2015
		Adjustments
millions, except per share data	GAAP	Domestic Pension Expense	Domestic Closed Store Reserve, Store Impairments and Severance	Domestic Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Domestic Tax Matters	As Adjusted
Gross margin impact	$2,953	$—	$11	$—	$—	$(7)	$(126)	$—	$2,831
Selling and administrative impact	3,375	(114)	(26)	—	—	—	(37)	—	3,198
Depreciation and amortization impact	236	—	(2)	—	—	—	—	—	234
Impairment charges	54	—	(54)	—	—	—	—	—	—
Gain on sales of assets impact	(633)	—	—	604	—	—	—	—	(29)
Operating loss impact	(79)	114	93	(604)	—	(7)	(89)	—	(572)
Interest and investment loss impact	(44)	—	—	—	42	—	—	—	(2)
Income tax benefit impact	203	(43)	(35)	226	(16)	2	33	(89)	281
After tax and noncontrolling interests impact	(95)	71	58	(378)	26	(5)	(56)	(89)	(468)
Diluted loss per share impact	$(0.89)	$0.67	$0.55	$(3.55)	$0.24	$(0.05)	$(0.52)	$(0.84)	$(4.39)

	26 Weeks Ended August 2, 2014
		Adjustments
millions, except per share data	GAAP	Domestic Pension Expense	Domestic Closed Store Reserve, Store Impairments and Severance	Domestic Gain on Sales of Assets	Domestic Tax Matters	Sears Canada Segment	Lands' End Separation	As Adjusted(2)
Gross margin impact	$3,570	$—	$17	$—	$—	$(348)	$(87)	$3,152
Selling and administrative impact	4,207	(45)	(26)	—	—	(431)	(77)	3,628
Depreciation and amortization impact	307	—	(1)	—	—	(36)	(3)	267
Impairment charges impact	25	—	(10)	—	—	(15)	—	—
Gain on sales of assets impact	(80)	—	—	23	—	(1)	—	(58)
Operating loss impact	(889)	45	54	(23)	—	135	(7)	(685)
Interest expense impact	(143)	—	—	—	—	4	—	(139)
Interest and investment income impact	36	—	—	—	—	(26)	—	10
Other income impact	2	—	—	—	—	(2)	—	—
Income tax expense impact	(29)	(17)	(20)	9	371	(12)	3	305
Loss attributable to noncontrolling interest impact	48	—	—	—	—	(48)	—	—
After tax and noncontrolling interest impact	(975)	28	34	(14)	371	51	(4)	(509)
Diluted loss per share impact	$(9.17)	$0.26	$0.32	$(0.13)	$3.49	$0.48	$(0.04)	$(4.79)

(1) Consists of one-time credits from vendors, expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.
(2) Adjusted to reflect the results of the Lands' End and Sears Canada businesses that were included in our results prior to the separation/disposition.